MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

$609,105,000

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-HF2
Mortgage Pass-Through Certificates
Series 2007-HF2

UNDERWRITING AGREEMENT

July 30, 2007

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

Mortgage Asset Securitization Transactions, Inc., a Delaware corporation (the “Company”), proposes to sell to UBS Securities LLC (the “Underwriter”), pursuant to this agreement (the “Agreement”), the Company’s Mortgage Pass-Through Certificates, Series 2007-HF2, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates (the “Offered Certificates” and, together with the Class C, Class P, Class R and Class R-X certificates, the “Certificates”) issued pursuant to  the Pooling and Servicing Agreement, dated as of July 1, 2007 (the “Pooling and Servicing Agreement”), among the Company, as depositor, UBS Real Estate Securities Inc. (“UBSRES”), as transferor, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), as trust administrator (the “Trust Administrator”), as custodian and as credit risk manager, and U.S. Bank National Association, as trustee (the “Trustee”).  The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust (the “Trust”) primarily consisting of a pool (the “Mortgage Pool”) of fixed-rate and adjustable-rate loans secured by first liens on residential one- to four-family properties (the “Mortgage Loans”).  Pursuant to the Mortgage Loan Purchase Agreement, dated as of July 30, 2007 (the “Mortgage Loan Purchase Agreement”), between UBSRES and the Company, the Mortgage Loans will be purchased from UBSRES by the Company in exchange for either (i) appropriate notation of an inter company transfer between affiliates of UBS Securities LLC or (ii) immediately available Federal funds wired to such bank as may be designated by the Company, against delivery of the Offered Certificates.  The Offered Certificates are described more fully in Schedule A hereto and the Registration Statement (as hereinafter defined). This is to confirm the arrangements with respect to the Underwriter’s purchase of the Offered Certificates.

Reference is hereby made to the Purchase Agreement, dated July 31, 2007 (the “Purchase Agreement”), between the Underwriter and the Company relating to the Class C, Class P, Class R and Class R-X certificates (the “Private Certificates”).  The Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Indemnification Agreements (as defined below), the Purchase Agreement and this Agreement are collectively referred to herein as the “Transaction Documents”.  The Private Certificates are described more fully in the Prospectus (as hereinafter defined).  Only the Offered Certificates are being sold pursuant to this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-130373) for the registration of the Offered Certificates under the Securities Act of 1933 (the “1933 Act”), which registration statement has become effective and copies of which, as amended to the date hereof, have been delivered to the Underwriter.  The Company proposes to file with the Commission pursuant to Rule 424(b)(5) under the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) a prospectus supplement, dated July 30, 2007 (the “Prospectus Supplement”), to the prospectus, dated February 26, 2007, included in such registration statement, relating to the Offered Certificates and the method of distribution thereof.  Such registration statement on Form S-3, including exhibits thereto, as amended as of the date hereof, is hereinafter called the “Registration Statement”; and such prospectus, supplemented by the Prospectus Supplement or further supplement relating to the Offered Certificates, is hereinafter called the “Prospectus”.

SECTION 1.  Representations and Warranties.  (a)  The Company represents and warrants to the Underwriter as follows:

(i)  The Registration Statement, as amended as of the effective date thereof (the “Effective Date”) and the Prospectus, as of the date thereof, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  The Registration Statement, as of the Effective Date, did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as of the date thereof, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus (A) arising from or included in the information covered by (I) Cenlar FSB (“Cenlar”) in an Indemnification Agreement, dated as of July 30, 2007, among Cenlar, the Company and UBSRES, (II) the Master Servicer in an Indemnification Agreement, dated as of July 30, 2007, among the Master Servicer, the Company and UBSRES, (III) Barclays Capital Real Estate Inc. d/b/a HomEq Servicing (“HomEq”) in an Indemnification Agreement, dated as of July 30, 2007, among HomEq, the Company and UBSRES and (IV) the Trustee in an Indemnification Agreement, dated as of July 30, 2007, among the Trustee, the Company, UBSRES and the Underwriter (collectively, the “Indemnification Agreements”), relating to the information regarding them in the Prospectus Supplement (the “Third Party Information”) or (B) made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.  The Company and the Underwriter hereby acknowledge that only the statements set forth in the paragraph immediately preceding the final paragraph of the cover of the Prospectus Supplement and the last sentence of the final paragraph of the cover of the Prospectus Supplement, and under the caption “Underwriting” in the Prospectus Supplement constitute statements made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

(ii)  Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company.

(iii)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business, as now conducted by it, and to enter into and perform its obligations under the Transaction Documents to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(iv)  The Company is not in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party, or to which any of the property or assets of the Company may be subject, or by which it or any of them may be bound; and the issuance and sale of the Offered Certificates to the Underwriter, the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree.

(v)  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents to which it is a party; all pending legal or governmental proceedings to which the Company is a party or of which its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(vi)  No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Certificates hereunder, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Offered Certificates by the Underwriter and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed.

(vii)  The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

(viii)  Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of such Transaction Documents that purport to provide indemnification from securities law liabilities.

(ix)  At the time of the execution and delivery of the Pooling and Servicing Agreement, the Company (i) will have good and marketable title to the Mortgage Loans being transferred by it to the Trustee pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively “Liens”), (ii) will not have assigned to any person any of its right, title or interest in such Mortgage Loans or in the Mortgage Loan Purchase Agreement, or the Offered Certificates being issued pursuant to the Pooling and Servicing Agreement, and (iii) will have the power and authority to transfer such Mortgage Loans to the Trustee and sell the Offered Certificates to the Underwriter, and upon execution and delivery of the Pooling and Servicing Agreement, the Trustee will have acquired ownership of all of the Company’s right, title and interest in and to the related Mortgage Loans, and upon delivery to the Underwriter of the Offered Certificates, the Underwriter will have good and marketable title to the Offered Certificates, in each case free of Liens.

(x)  The Offered Certificates and the Pooling and Servicing Agreement will each conform in all material respects to the descriptions thereof contained in the Prospectus, and the Offered Certificates, when duly and validly authorized, executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for by the Underwriter as provided herein, will be entitled to the benefits of the Pooling and Servicing Agreement.

(xi)  The Trust created by the Pooling and Servicing Agreement will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(xii)  At the Closing Date, each of the Offered Certificates will be rated as provided in Schedule A.

(xiii)  Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Documents to which it is a party and the Offered Certificates have been paid or will be paid at or prior to the Closing Date.

(xiv)  The sale of the Mortgage Loans to the Trustee on the Closing Date and the sale by the Company of the Offered Certificates will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

(b)  Any certificate signed by any officer of the Company and delivered to the Underwriter or its counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

SECTION 2.  Purchase and Sale.  Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at an aggregate purchase price equal to $[_______].

SECTION 3.  Delivery and Payment.  Payment of the purchase price for, and delivery of, the Offered Certificates to be purchased by the Underwriter shall be made at the office of UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M. New York City time, on July 31, 2007, which date and time may be postponed by agreement between you and the Company (such time and date of payment and delivery being herein called the “Closing Date”).  Payment shall be made to the Company, at its option, by (i) appropriate notation of an inter company transfer between affiliates of UBS Securities LLC or (ii) in immediately available Federal funds wired to such bank as may be designated by the Company, against delivery of the Offered Certificates.  The Offered Certificates shall be in such denominations and registered in such names as you may request in writing at least two business days before Closing Date.  The Offered Certificates will be made available for examination and packaging by you no later than 10:00 A.M. on the last business day prior to Closing Date.

SECTION 4.  Covenants of the Company.  The Company covenants with the Underwriter as follows:

(a)  The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter in connection with the offering of the Offered Certificates which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriter shall reasonably object.

(b)  The Company will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b)(5) under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

(c)  The Company will deliver to the Underwriter as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Underwriter may reasonably request and will also deliver to the Underwriter a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

(d)  The Company will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the “1934 Act”), such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

(e)  If during the period after the first date of the public offering of the Offered Certificates in which a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, any event shall occur as a result of which it is necessary, in the opinion of counsel for you, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for you) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriter a reasonable number of copies of such amendment or supplement.

(f)  The Company will endeavor to arrange for the qualification of the Offered Certificates for sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.  In each jurisdiction in which the Offered Certificates have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(g)  The Company will use the net proceeds received by it from the sale of the Offered Certificates in the manner specified in the Prospectus under “Use of Proceeds”.

(h)  If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriter for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with qualification of the Offered Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter has reasonably requested and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Certificates, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter.  Except as herein provided, the Underwriter shall be responsible for paying all costs and expenses incurred by it including the fees and disbursements of counsel, in connection with the purchase and sale of the Offered Certificates.

(i)  If, during the period after the Closing Date in which a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Offered Certificates is in effect, the Company will immediately advise the Underwriter of the issuance of such stop order.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

SECTION 5.  Conditions of Underwriter’s Obligations.  The Underwriter’s obligation to purchase the Offered Certificates shall be subject to the following conditions:

(a)  No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Company’s knowledge, threatened by the Commission.

(b)  At Closing Date the Underwriter shall have received the favorable opinion, dated as of the Closing Date, of Thacher Proffitt & Wood LLP, counsel for the Company, in form and substance satisfactory to the Underwriter.

(c)  On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

(d)  On the Closing Date counsel for the Underwriter shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

SECTION 6.  Indemnification.  (a)  The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense whatsoever, as incurred (including, the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (a) arising from or included in the Third Party Information or (b) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto).  The Company and the Underwriter hereby acknowledge that only the statements set forth in the paragraph immediately preceding the final paragraph of the cover of the Prospectus Supplement, the last sentence of the final paragraph of the cover of the Prospectus Supplement, and under the caption “Underwriting” in the Prospectus Supplement constitute statements made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

(b)  The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).  The Company and the Underwriter hereby acknowledge that only the statements set forth in the paragraph immediately preceding the final paragraph of the cover of the Prospectus Supplement, the last sentence of the final paragraph of the cover of the Prospectus Supplement, and under the caption “Underwriting” in the Prospectus Supplement constitute statements made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

(c)  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement.  An indemnifying party may participate at its own expense in the defense of any such action.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 7.  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Certificates but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted on such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or by the Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Offered Certificates to the Underwriter.

SECTION 9.  Termination of Agreement.  (a)  The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the date as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Offered Certificates or to enforce contracts for the sale of the Offered Certificates, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

(b)  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party.

SECTION 10.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriter shall be directed to UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, Attention:  Gregory Walker, Esq.; and notices to the Company shall be directed to it at Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, attention of the Secretary with a copy to the Treasurer; or, as to either party, such other address as may hereafter be furnished by such party to the other in writing.

SECTION 11.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Offered Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12.  Governing Law; and Time.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.  Specified times of day refer to New York City time.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

Very truly yours, MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

By:
Name:
Title:

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written: UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Initial Rating of the Offered Certificates
Class of Certificates Purchased	Approximate Aggregate Principal Amount of such Class to Be Purchased	Moody’s	S&P

Class A-1	$416,888,000	Aaa	AAA
Class A-2	$ 74,181,000	Aaa	AAA
Class A-3	$ 73,660,000	Aaa	AAA
Class A-4	$ 12,999,000	Aaa	AAA
Class M-1	$ 9,844,000	Aa1	AA+
Class M-2	$ 4,922,000	Aa2	AA
Class M-3	$ 3,076,000	Aa3	AA-
Class M-4	$ 3,077,000	A1	A+
Class M-5	$ 3,076,000	A2	A
Class M-6	$ 3,076,000	A3	A-
Class M-7	$ 4,306,000	Baa2	BBB